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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of all subsidiary corporations of the registrant. All subsidiaries are wholly-owned by the Company, except that Buckley Mining Corporation and Plastics Universal Corporation are wholly-owned subsidiaries of Ada Mining Corporation. The Company's consolidated financial statements include the accounts of all subsidiaries.

                                                          State of
                           Subsidiary                  Incorporation
                           ----------                  -------------
         Adams Resources Exploration Corporation         Delaware
         Kirbyville Marketing Co., Inc.                  Texas
         Service Transport Company                       Texas
         Bayou City Pipelines, Inc.                      Texas
         Ada Crude Oil Company                           Texas
         Ada Mining Corporation                          Texas
         Classic Coal Corporation                        Delaware
         Plastics Universal Corporation                  Kentucky
         CJC Leasing, Inc.                               Kentucky
         Buckley Mining Corporation                      Kentucky
         GulfMark Energy, Inc.                           Texas
         Ada Resources, Inc.                             Texas
         Adams Resources Marketing, Ltd.                 Texas
         Adams Resources Marketing GP, Inc.              Texas
         Adams Resources Marketing II, Inc.              Nevada
         Gulfmark Energy Marketing, Inc.                 Nevada